Exhibit 23.1

MERCURIUS & ASSOCIATES LLP Formerly known as AJSH & Co LLP
+91 11 4559 6689
info@masllp.com
www.masllp.com

CONSENT LETTER

We hereby give our consent to incorporate this letter in the Form 10-K/A of Kuber Resources Corporation (the “Company”) of our report dated April 15, 2025, with respect to the Audit of Financial Statements of the Company for the period ended December 31, 2024 and the related notes to the financial statements.

Mercurius & Associates LLP

April 16, 2025

New Delhi, India

LLPIN-AAG-1471 A-94/8, Wazirpur Industrial Area New Delhi-110052, India